                                                                  EXHIBIT 8(c)


[Letterhead]


                CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.



We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for certain variable universal life insurance contracts issued through ML of New York Variable Life Separate Account II of ML Life Insurance Company of New York (File No. 33-61670). In giving this consent, we do not admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933.



                                          /s/ Sutherland, Asbill & Brennan,
                                          L.L.P.



                                          SUTHERLAND, ASBILL & BRENNAN, L.L.P.


Washington, D.C.

April 23, 1997